                                                                   Exhibit 10.18

                                                                  EXECUTION COPY

                           SENIOR MANAGEMENT AGREEMENT

        THIS SENIOR MANAGEMENT AGREEMENT (this "AGREEMENT") is made as of February 6, 2004 (the "EFFECTIVE DATE"), by and among Medtech/Denorex, LLC, a Delaware limited liability company (the "COMPANY"), Medtech/Denorex Management, Inc., a Delaware corporation ("EMPLOYER"), and Peter C. Mann ("EXECUTIVE").

        The Company and Executive desire to enter into an agreement pursuant to which Executive will acquire from the Company, and the Company will issue to Executive, Class B Preferred Units of the Company (the "CLASS B PREFERRED UNITS") and Common Units of the Company (the "COMMON UNITS"). Certain definitions are set forth in SECTION 11 of this Agreement.

        Employer desires to employ Executive and Executive desires to be employed by Employer upon the terms set forth herein.

        The execution and delivery of this Agreement by the Company and Executive is a condition to (A) the purchase of Class B Preferred Units and Common Units by GTCR Fund VIII, L.P., a Delaware limited partnership ("GTCR FUND VIII"), GTCR Fund VIII/B, L.P., a Delaware limited partnership ("GTCR FUND VIII/B"), GTCR Co-Invest II, L.P., a Delaware limited partnership ("GTCR CO-INVEST") and the TCW/Crescent Purchasers (as defined herein) pursuant to a Unit Purchase Agreement among the Company and such Persons dated as of the date hereof (the "PURCHASE AGREEMENT") and (B) the purchase of warrants to acquire Class B Preferred Units and Common Units by GTCR Capital Partners, L.P., a Delaware limited partnership ("GTCR CAPITAL PARTNERS") and the TCW/Crescent Lenders (as defined herein) pursuant to a Warrant Agreement between the Company and such Persons dated as of the date hereof. Each of GTCR Fund VIII, GTCR Fund VIII/B, GTCR Co-Invest and the TCW/Crescent Purchasers is sometimes individually referred to herein as an "EQUITY INVESTOR" and, collectively, as the "EQUITY INVESTORS." Each of GTCR Capital Partners and the TCW/Crescent Lenders is sometimes individually referred to herein as a "DEBT INVESTOR" and, collectively, as the "DEBT INVESTORS." Each of the Equity Investors and the Debt Investors is sometimes individually referred to herein as an "INVESTOR" and, collectively, as the "INVESTORS." Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                   PROVISIONS RELATING TO EXECUTIVE SECURITIES

        1.      ACQUISITION AND ISSUANCE OF EXECUTIVE SECURITIES.

                (a) Upon execution of this Agreement, Executive will acquire, and the Company will issue, 2,504,310 Common Units at a price of $0.10 per unit and

        749.569 Class B Preferred Units at a price of $1,000 per unit, for an aggregate purchase price of $1,000,000. Upon the execution of this Agreement, the Company will deliver to Executive copies of the certificates representing such Executive Securities (as defined below), and Executive will contribute, assign, transfer, convey and deliver to the Company the following in full consideration for such Executive
        Securities:

                        (i) that number of shares of Medtech Common Stock with an aggregate Medtech Common Stock Value, determined as of the Closing Date, of $798,570; and

                        (ii) that number of shares of Denorex Common Stock with an aggregate Denorex Common Stock Value, determined as of the Closing Date, of $201,430.

        If the Medtech Common Stock Value and/or the Denorex Common Stock Value determined as of the Closing Date is increased after the Closing Date pursuant to adjustments thereto contemplated by the Stock Purchase Agreement, then the Company shall issue to Executive for no additional consideration (I) the number of Co-Invest Common Units and Class B Preferred Units (using the same ratio then in effect as between such units) having an aggregate value equal to such increase (assuming a Class B Preferred Unit value of $1,000 per unit and a Co-Invest Common Unit value of $0.10 per unit) and (II) the number of Co-Invest Common Units and Class B Preferred Units (using the same ratio then in effect as between such units) having an aggregate value equal to the Class B Yield (as defined in the LLC Agreement) that would have accrued on the Class B Preferred Units issued pursuant to the foregoing clause (I) had such units been issued as of the Closing Date (assuming a Class B Preferred Unit value of $1,000 per unit and a Co-Invest Common Unit value of $0.10 per unit). If the Medtech Common Stock Value and/or the Denorex Common Stock Value determined as of the Closing Date is decreased after the Closing Date pursuant to adjustments thereto contemplated by the Stock Purchase Agreement, then Executive shall forfeit to the Company at no cost the number (using the same ratio then in effect as between such units) of Co-Invest Common Units and Class B Preferred Units (and the Class B Yield relating thereto) having an aggregate value equal to such decrease (assuming a Class B Preferred Unit value of $1,000 per unit and a Co-Invest Common Unit value of $0.10 per unit).

                (b) In addition to the Executive Securities acquired pursuant to
        SECTION 1(a) above, the Company will issue 27,667 Common Units to Executive in exchange for Executive's Distribution Offset and Contribution Obligation (as defined herein). Upon the execution of this Agreement, the Company will deliver to Executive copies of the certificates representing such Executive Securities.

                (c) 2,351,336 of the Common Units acquired pursuant to SECTIONS 1(a) AND (b) hereof are referred to herein as the "CARRIED COMMON UNITS." The remaining Common Units that are acquired pursuant to SECTIONS 1(a) AND (b) above are referred to herein as the "CO-INVEST COMMON UNITS." All Class B

        Preferred Units and the Co-Invest Common Units acquired by Executive hereunder are referred to herein as the "CO-INVEST UNITS."

                (d) Within 30 days after the acquisition of the Carried Common Units hereunder, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of EXHIBIT A attached hereto.

                (e) 293,917 of the Carried Common Units are referred to herein as the "STANDARD CARRIED COMMON UNITS."

                (f) Until released upon the occurrence of a Sale of the Company or a Public Offering as provided below, all certificates evidencing Executive Securities shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Securities, if any. Upon the occurrence of a Sale of the Company, the Company will return all certificates evidencing Executive Securities to the record holders thereof. Upon the consummation of a Public Offering, the Company will return to the record holders thereof certificates evidencing the Co-Invest Units and the Vested Carried Common Units.

                (g) In connection with the acquisition and issuance of the Executive Securities, Executive represents and warrants to the Company that:

                        (i) The Executive Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                        (ii) Executive is an executive officer of the Company and Employer, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

                        (iii) Executive is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time because the Executive Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                        (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Securities and has had full access to such other information concerning the Company and its Subsidiaries as he has requested.

                        (v) Executive has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive, to the best of his knowledge, does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject. This representation is subject to
        SECTION 1(g)(vi) below.

                        (vi) Except as set forth on SCHEDULE 1(g)(vi) attached hereto, Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.

                        (vii)   Executive is a resident of the State of New
        York.

                        (viii) As of the date of this Agreement, Executive is the holder of record and owns beneficially the number of shares of Medtech Common Stock and Denorex Common Stock being contributed to the Company by Executive pursuant to SECTION 1(a) of this Agreement (the "CONTRIBUTED SHARES"). Other than the transfer restrictions set forth in, with respect to the Contributed Shares consisting of Medtech Common Stock, the Medtech Stockholders Agreement, and, with respect to the Contributed Shares consisting of Denorex Common Stock, the Denorex Stockholders Agreement, Executive owns the Contributed Shares free and clear of all liens, pledges, voting agreements, voting trusts, proxy agreements, claims, security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options or encumbrances of any kind (collectively, "LIENS"). There are no agreements, instruments or other arrangements restricting or otherwise affecting the transfer of the Contributed Shares or the other transactions contemplated by this
        SECTION 1. Upon the consummation of the transactions contemplated by
        SECTION 1(a) of this Agreement, the Company will receive good and valid title to the shares of Medtech Common Stock and Denorex Common Stock being contributed to the Company by Executive pursuant to SECTION 1(a) of this Agreement, free and clear of all Liens.

                (h) As an inducement to the Company to issue the Executive Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Securities to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, Employer or any of their respective Subsidiaries or affect the right of the Company or Employer to terminate Executive's employment at any time for any reason, subject to the remaining terms of this Agreement and any other agreement between Executive and any such parties.

        2.      VESTING OF CARRIED COMMON UNITS.

                (a) The Co-Invest Units acquired by Executive shall be vested upon the acquisition thereof. The Carried Common Units (including the Standard Carried Common Units which shall vest on a basis proportionate to the total number of Carried Common Units) shall be subject to vesting in the manner specified in this SECTION 2.

                (b) Except as otherwise provided in this SECTION 2, the Carried Common Units shall become vested in accordance with the following schedule, if and only if as of each such date provided below, Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the Effective Date through and including such date:

                                                        CUMULATIVE PERCENTAGE OF
                          DATE                        CARRIED COMMON UNITS VESTED
        -----------------------------------------    -----------------------------
         Effective Date                                          15.00%
         First Anniversary of Effective Date                     32.00%
         Second Anniversary of Effective Date                    49.00%
         Third Anniversary of Effective Date                     66.00%
         Fourth Anniversary of Effective Date                    83.00%
         Fifth Anniversary of Effective Date                    100.00%

                (c) If Executive ceases to be employed by the Company, Employer and their respective Subsidiaries on any date other than an anniversary date specified in the schedule above, the cumulative percentage of Carried Common Units to become vested shall be determined on a PRO RATA basis according to the number of days elapsed since the Effective Date, or the most recent anniversary date, as the case may be.

                (d) Upon the occurrence of a Sale of the Company, all Carried Common Units which have not yet become vested shall become vested at the time of the consummation of the Sale of the Company, if, as of such time, Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the Effective Date through and including such date.

                (e) Carried Common Units that have become vested ("VESTED CARRIED COMMON UNITS") and the Co-Invest Common Units are referred to herein as "VESTED COMMON UNITS." The Vested Common Units and the Class B Preferred Units are collectively referred to herein as "VESTED UNITS." All Carried Common Units that have not vested are referred to herein as "UNVESTED COMMON UNITS."

        3.      REPURCHASE OPTIONS.

                (a) SEPARATION REPURCHASE OPTION.

                        (i) Subject to the terms and conditions set forth in this SECTION 3(a) and SECTION 5 below, the Company and the Equity Investors will have the right to repurchase (the "SEPARATION REPURCHASE OPTION") from Executive and his transferees (other than the Company and the Equity Investors) all or any portion of (A) the Unvested Common Units, in the event Executive ceases to be employed by the Company, Employer and their respective Subsidiaries for any reason, and (B) the Vested Carried Common Units and the Co-Invest Units, in the event of Executive's (I) death, (II) Disability, (iii) resignation other than for Good Reason from Executive's employment with the Company, Employer or any of their respective Subsidiaries, (iv) employment termination with Cause by the Company, Employer or any of their respective Subsidiaries or (V) employment termination when there is Substantial Underperformance (each a "SEPARATION REPURCHASE EVENT"). The Separation Repurchase Option with respect to Vested Units under SECTIONS 3(a)(i)(B)(I) and 3(a)(i)(B)(II) shall be valid only if Executive fails to exercise the Separation Put Right (if applicable) within the Put Election Period provided in SECTION 4(a)(i) below. The Company may assign its repurchase rights set forth in this SECTION 3(a) to any Person.

                        (ii) For any Separation Repurchase Option, (A) the purchase price for each Unvested Common Unit will be the lesser of (I) Executive's Original Cost for such unit and (II) the Fair Market Value of such unit as of the date of the Separation Repurchase Event, (B) the purchase price for each Vested Common Unit will be the Fair Market Value of such unit as of the date of the Separation Repurchase Event; PROVIDED THAT, if Executive's employment is terminated with Cause, the purchase price for each Vested Common Unit will be the lesser of (I) Executive's Original Cost for such unit and (II) the Fair Market Value of such unit as of the effective date of Executive's termination with Cause and (C) the purchase price for each Class B Preferred Unit will be the Fair Market Value of such unit as of the date of the Separation Repurchase Event; PROVIDED THAT, if Executive's employment is terminated with Cause, the purchase price for each Class B Preferred Unit will be the lesser of (I) Executive's Original Cost for such unit and (II) the Fair Market Value of such unit as of the effective date of Executive's termination with Cause.

                        (iii) The Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Common Units and/or the Vested Units by delivering written notice (the "SEPARATION REPURCHASE NOTICE") to the holder or holders of such securities within ninety (90) days after the Separation Repurchase Event. The Separation Repurchase Notice will set forth the number of Unvested Common Units and Vested Units to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. The number of Executive Securities to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Separation Repurchase Notice. If the number of Executive Securities then held by Executive is less than the total number of Executive Securities that the Company has elected to purchase, the Company shall purchase the remaining Executive Securities elected to be purchased from the Permitted Transferee(s) of Executive Securities under this Agreement, PRO RATA according to the number of Executive Securities held by such Permitted Transferee(s) at the time of delivery of such Separation Repurchase Notice (determined as nearly as practicable to the nearest unit). The number of Unvested Common Units and Vested Units to be repurchased hereunder will be allocated among Executive and the Permitted Transferee(s) of Executive Securities (if any) PRO RATA according to the number of Executive Securities to be purchased from such Person.

                        (iv) If for any reason the Company does not elect to purchase all of the Executive Securities pursuant to the Separation Repurchase Option, the Equity Investors shall be entitled to exercise the Separation Repurchase Option for all or any portion of the Executive Securities the Company has not elected to purchase (the "AVAILABLE SEPARATION SECURITIES"). As soon as practicable after the Company has determined that there will be Available Separation Securities, but in any event within four months after the Separation Repurchase Event, the Company shall give written notice (the "SEPARATION OPTION NOTICE") to the Equity Investors setting forth the number of Available Separation Securities and the purchase price for the Available Separation Securities. The Equity Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within 30 days after the Separation Option Notice has been given by the Company. If the Equity Investors elect to purchase an aggregate number greater than the number of Available Separation Securities, the Available Separation Securities shall be allocated among the Equity Investors based upon the number of Common Units owned by each Equity Investor. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Executive Securities under this Agreement as to the number of units being purchased from such holder by the Equity Investors (the "SUPPLEMENTAL SEPARATION REPURCHASE NOTICE"). At the time the Company delivers the Supplemental Repurchase Notice to such holder(s) of Executive Securities, the Company shall also deliver written notice to each Equity Investor setting forth the number of units such Equity Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                        (v) The closing of the purchase of the Executive Securities pursuant to the Separation Repurchase Option shall take place on the date designated by the Company in the Separation Repurchase Notice or Supplemental Separation Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the later of either such notice to be delivered. The Company will pay for the Executive Securities to be purchased by it pursuant to the Separation Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by, at its option, (A) a check or wire transfer of funds, (B) if the purchase is being made by a corporate successor to the Company, the issuance of a subordinated promissory note of such successor bearing interest at a rate equal to the prime rate (as published in THE WALL STREET JOURNAL from time to time) and having such maturity as the Company shall determine in good faith, not to exceed three years, (C) issuing in exchange for such securities a number of the Company's Class A Preferred Units (having the rights and preferences set forth in the LLC Agreement) equal to (I) the aggregate portion of the repurchase price for such Executive Securities determined in accordance with this SECTION 3(a) paid by the issuance of Class A Preferred Units DIVIDED BY (II) 1,000, and for purposes of the LLC Agreement each such Class A Preferred Unit shall as of its issuance be deemed to have Capital Contributions made with respect to such Class A Preferred Unit equal to $1,000, or (D) any combination of clauses (A), (B) and (C) as the Board may elect in its discretion. Each Equity Investor will pay for the Executive Securities purchased by it by a check or wire transfer of immediately available funds. The Company and the Equity Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

        By way of example only for the purpose of clarifying the mechanics of
        SECTION 3(a)(v)(C), if the Company intends to repurchase 20,025,000 Common Units by issuance of Class A Preferred Units and the aggregate repurchase price for such Common Units determined in accordance with this SECTION 3(a) is $400,500, then the Company would issue to Executive
        400.5 Class A Preferred Units, and for purposes of the LLC Agreement each whole Class A Preferred Unit issued to Executive would as of its issuance be deemed to have Capital Contributions made for such Class A Preferred Unit of $1,000, and the Capital Contributions made for the one-half Class A Preferred Unit would be $500.

                        (vi) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Executive Securities is finally determined to be an amount at least 10% greater than the per unit repurchase price for such unit of Executive Securities in the Separation Repurchase Notice or in the Supplemental Separation Repurchase Notice, each of the Company and the Equity Investors shall have the right to revoke its exercise of the Separation Repurchase Option for all or any portion of the Executive Securities elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Executive Securities during the thirty-day period beginning on the date that the Company and/or the Equity Investors are given written notice that the Fair Market Value of a unit of Executive Securities was finally determined to be an amount at least 10% greater than the per unit repurchase price for Executive Securities set forth in the Separation Repurchase Notice or in the Supplemental Separation Repurchase Notice.

                (b) DILUTION REPURCHASE OPTION.

                        (i) Capitalized terms used in this SECTION 3(b) or elsewhere in this Agreement but not otherwise defined herein shall have the following meanings:

                                (A) "FOLLOW-ON PURCHASER EQUITY INVESTMENT" means an investment as equity financing in the Company by one or more Purchasers after the Effective Date pursuant to the Purchase Agreement.

                                (B) "FOLLOW-ON PURCHASER EQUITY INVESTMENT AMOUNT" means, with respect to any Follow-on Purchaser Equity Investment, the aggregate dollar amount of such Follow-on Purchaser Equity Investment.

                                (C)     "FULLY-DILUTED EQUITY" means, at any
                        time of determination, the then outstanding Equity Securities plus (without duplication) all shares or units (or other denominations) of Equity Securities issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all the then outstanding Equity Equivalents.

                                (D)     "MAXIMUM NUMBER OF REPURCHASABLE
                        STANDARD CARRIED COMMON UNITS" means with respect to any Follow-on Purchaser Equity Investment, the product of the Maximum Percentage of Repurchaseable Standard Carried Common Units MULTIPLIED BY the number of Standard Carried Common Units owned by Executive immediately prior to the Follow-on Purchaser Equity Investment.

                                (E) "MAXIMUM PERCENTAGE OF REPURCHASEABLE STANDARD CARRIED COMMON UNITS" means, with respect to any Follow-on Purchaser Equity Investment, the sum, expressed as a percentage and rounded to the nearest one-hundredth of a percent, of the Purchaser Equity Fund Dilution Percentage PLUS the Purchaser Mezzanine Fund Dilution Percentage.

                                (F) "POST-MONEY EQUITY VALUE" means, with respect to any Follow-on Purchaser Equity Investment, the sum of the Pre-Money Equity Value PLUS the Follow-on Purchaser Equity Investment Amount.

                                (G)     "PRE-MONEY EQUITY VALUE" means, with
                        respect to any Follow-on Purchaser Equity Investment, the Fair Market Value of the Fully-Diluted Equity of the Company immediately prior to the Follow-on Purchaser Equity Investment.

                                (H)     "PURCHASER EQUITY FUND DILUTION
                        PERCENTAGE" means, with respect to any Follow-on Purchaser Equity Investment, the quotient, expressed as a percentage and rounded to the nearest one-hundredth of a percent, equal to the Follow-on

                        Purchaser Equity Investment Amount divided by the Post-Money Equity Value.

                                (I)     "PURCHASER MEZZANINE FUND DILUTION
                        FACTOR" means 5.53%.

                                (J)     "PURCHASER MEZZANINE FUND DILUTION
                        PERCENTAGE" means, with respect to any Follow-on Purchaser Equity Investment, the product, expressed as a percentage and rounded to the nearest one-hundredth of a percent, of the Purchaser Equity Fund Dilution Percentage MULTIPLIED BY the Purchaser Mezzanine Fund Dilution Factor.

                        (ii) Subject to the terms and conditions set forth in this SECTION 3(b), in the event of any Follow-on Purchaser Equity Investment, the Investors will have the right to repurchase (the "DILUTION REPURCHASE OPTION") from Executive and his transferees (including for this purpose the Company and, with respect to any Standard Carried Common Units acquired other than pursuant to the Dilution Repurchase Option, the Investors) all or any portion of Executive's Maximum Number of Repurchasable Standard Carried Common Units as of such Follow-on Purchaser Equity Investment.

                        (iii) For any Dilution Repurchase Option, the purchase price for each Standard Carried Common Unit will be Executive's Original Cost for such unit PLUS interest on such amount at a rate of 8% per annum from the date hereof until the date of exercise of such Dilution Repurchase Option.

                        (iv) As soon as practicable after the Company has determined the Maximum Number of Repurchasable Standard Carried Common Units, the Company shall give written notice (the "DILUTION REPURCHASE OPTION NOTICE") to the Investors setting forth the Maximum Number of Repurchasable Standard Carried Common Units and the purchase price therefor. The Investors may elect to purchase any or all of the Maximum Number of Repurchasable Standard Carried Common Units by giving written notice to the Company within 30 days after the Dilution Repurchase Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number greater than the Maximum Number of Repurchasable Standard Carried Common Units, the Maximum Number of Repurchasable Standard Carried Common Units shall be allocated among the Investors based upon the number of Common Units owned by each Investor. As soon as practicable, and in any event within 10 days after the expiration of the 30-day period set forth above, the Company shall notify each holder of the Standard Carried Common Units as to the number of units being purchased from such holder by the Investors, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction (the "DILUTION REPURCHASE NOTICE"). At such time, the Company shall also deliver written notice to each Investor setting forth the number of units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                        (v) The number of Standard Carried Common Units to be repurchased by the Investors shall first be satisfied to the extent possible from the Standard Carried Common Units held by Executive at the time of delivery of the Dilution Repurchase Notice. If the number of Standard Carried Common Units then held by Executive is less than the total number of Standard Carried Common Units that the Investors have elected to purchase, the Investors shall purchase the remaining Standard Carried Common Units elected to be purchased from the Permitted Transferee(s) of Executive Securities under this Agreement, PRO RATA according to the number of Executive Securities held by such Permitted Transferee(s) at the time of delivery of such Dilution Repurchase Notice (determined as nearly as practicable to the nearest unit). The number of Standard Carried Common Units, vested and unvested, to be repurchased hereunder shall be allocated among Executive and the Permitted Transferee(s) of Executive Securities (if any), PRO RATA according to the number of Standard Carried Common Units to be purchased from such Person.

                        (vi) The closing of the purchase of the Standard Carried Common Units pursuant to the Dilution Repurchase Option shall take place on the date designated in the Dilution Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of such notice. Each Investor will pay for the Executive Securities to be purchased by it pursuant to the Dilution Repurchase Option by a check or wire transfer of immediately available funds. The Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

        4.      PUT RIGHTS.

                (a) SEPARATION PUT RIGHT.

                        (i) In the event Executive ceases to be employed by the Company, Employer and their respective Subsidiaries as a result of Executive's (A) death, (B) Disability, (C) employment termination by the Company, Employer or any of their respective Subsidiaries without Cause when there is not Substantial Underperformance or (D) resignation from his employment for Good Reason when there is not Substantial Underperformance (each a "SEPARATION PUT EVENT"), Executive may elect (the "SEPARATION PUT ELECTION"), subject to and in accordance with the terms of this SECTION 4(a) AND SECTION 5 below, to require the Company to purchase from Executive and the other holders of Executive Securities under this Agreement all (but not less than all) of the Vested Units held by Executive or such holders by delivering written notice (the "SEPARATION PUT EXERCISE NOTICE") to the Company before the expiration of the Put Election Period, specifying in such Separation Put Exercise Notice the number and type of Vested Units required to be purchased by the Company.

                        (ii) For any Separation Put Election, the purchase price for each Vested Unit will be the Fair Market Value of such unit as of the Put Event Date.

                        (iii) The closing of the purchase of the Vested Units pursuant to the Separation Put Election shall take place on a date to be designated by the Company in the Company Separation Purchase Price Notice, which date shall not be more than 30 days nor less than five days after the Separation Put Exercise Notice is received by the Company. The Company shall specify in writing to Executive the aggregate consideration to be paid for such units and the time and place for the closing of the transaction within five days after receipt of the Separation Put Exercise Notice (the "COMPANY SEPARATION PURCHASE PRICE NOTICE"). The Company will pay for the Vested Units to be purchased by it pursuant to the Separation Put Election by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by a check or wire transfer of immediately available funds. The Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

                        (iv) Notwithstanding anything herein to the contrary, the purchase obligations of the Company pursuant to this SECTION 4(a) shall terminate if, prior to the consummation of such purchase obligations, a Public Offering or a Sale of the Company occurs (such termination effective as of the consummation of the Public Offering or Sale of the Company, as the case may be).

                (b) CLASS B PREFERRED UNIT PUT RIGHT. (i) Upon the occurrence of a Preferred Put Event described in clause (ii) or (iii) of the definition thereof, the Company shall deliver to Executive a written notice notifying Executive of the occurrence of the Preferred Put Event (each of such notice and the acknowledgement contemplated by clause (i) of the definition of "Preferred Put Event," a "PREFERRED PUT EVENT NOTICE").

                        (ii) In the event of a Preferred Put Event, Executive may elect (the "PREFERRED PUT ELECTION"), subject to and in accordance with the terms of this SECTION 4(b) and SECTION 5 below, to require the Company to purchase from Executive and the Permitted Transferee(s) of Executive Securities all or any portion of the Maximum Number of Put Class B Preferred Units held by Executive or such Permitted Transferee(s) by delivering written notice (the "PREFERRED PUT EXERCISE NOTICE") to the Company before the expiration of the Put Election Period, specifying in such Preferred Put Exercise Notice the number of Class B Preferred Units required to be purchased by the Company.

                        (iii) For any Preferred Put Election, the purchase price for each Class B Preferred Unit to be purchased (limited to the Maximum Number of Put Class B Preferred Units) will be the Fair Market Value of such unit as of the date of the Preferred Put Event.

                        (iv) The closing of the purchase of the Class B Preferred Units pursuant to the Preferred Put Election shall take place on a date to be designated by the Company in the Company Preferred Purchase Price Notice, which date shall not be more than 30 days nor less than five days after the Preferred Put Exercise Notice is received by the Company. The Company shall specify in writing to Executive the aggregate consideration to be paid for such units and the time and place for the closing of the transaction within five days after receipt of the Preferred Put Exercise Notice (the "COMPANY PREFERRED PURCHASE PRICE NOTICE"). The Company will pay for the Class B Preferred Units to be purchased by it pursuant to the Preferred Put Election by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by a check or wire transfer of immediately available funds. The Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

        5. LIMITATIONS ON CERTAIN REPURCHASES. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the Company pursuant to any of the Separation Repurchase Option, Separation Put Election or Preferred Put Election shall be subject to the ability of the Company to pay the purchase price from its readily available cash resources (without imposing any obligation on the Company to raise financing to fund the repurchases) and also subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, applicable federal and state securities laws, and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit (A) the repurchase of Executive Securities hereunder which the Company is otherwise entitled or required to make or (B) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may (in the case of the Separation Repurchase Option), or shall (in the case of the Separation Put Election or Preferred Put Election), make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions. Furthermore, in the event of a disagreement in accordance with the terms herein relating to the determination of the Fair Market Value of any Executive Securities, the time periods described herein with respect to purchases of Executive Securities under SECTIONS 3 and 4 herein shall be tolled until any such determination has been made in accordance with the terms provided herein.

        6.      RESTRICTIONS ON TRANSFER OF EXECUTIVE SECURITIES.

                (a) TRANSFER OF EXECUTIVE SECURITIES. The holders of Executive Securities shall not Transfer any interest in any units of Executive Securities, except pursuant to (i) the provisions of SECTIONS 3 or 4 hereof, (ii) the provisions of Section 1 of the Securityholders Agreement (a "PARTICIPATING SALE"), (iii) an Approved Sale (as defined in Section 4 of the Securityholders Agreement) or (iv) the provisions of
        SECTION 6(b) below.

                (b) CERTAIN PERMITTED TRANSFERS. The restrictions in this
        SECTION 6 will not apply with respect to any Transfer of (i) Executive Securities made pursuant to applicable laws of descent and distribution or to such Person's legal guardian in the case of any mental incapacity or among such Person's Family Group or (ii) Common Units at such time as the Investors sell Common Units in a Public Sale, but in the case of this clause (ii) only an amount of units (the "TRANSFER AMOUNT") equal to the lesser of (A) the sum of the number of Vested Carried Common Units and Co-Invest Common Units owned by Executive and (B) the result of the number of Common Units owned by Executive multiplied by a fraction (the "TRANSFER FRACTION"), the numerator of which is the number of Common Units sold by the Investors in such Public Sale and the denominator of which is the total number of Common Units held by the Investors prior to the Public Sale; PROVIDED that, if at the time of a Public Sale of units by the Investors, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of Common Units at a future date equal to the lesser of (x) the sum of the number of Vested Carried Common Units and Co-Invest Common Units owned by Executive at such future date and (y) the result of the number of Common Units owned by Executive at such future date multiplied by the Transfer Fraction; PROVIDED further that the restrictions contained in this SECTION 6 will continue to be applicable to the Executive Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Executive Securities must agree in writing to be bound by the provisions of this Agreement and the LLC Agreement. Any transferee of Executive Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this SECTION 6(b) is herein referred to as a "PERMITTED TRANSFEREE." Upon the Transfer of Executive Securities pursuant to this SECTION 6(b), the transferring holder of Executive Securities will deliver a written notice (a "TRANSFER NOTICE") to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

                (c) TERMINATION OF RESTRICTIONS. The restrictions set forth in this SECTION 6 will continue with respect to each unit of Executive Securities until the earlier of (i) the date on which such unit of Executive Securities has been transferred in a Public Sale permitted by this SECTION 6, or (ii) the consummation of a Sale of the Company.

        7.      ADDITIONAL RESTRICTIONS ON TRANSFER OF EXECUTIVE SECURITIES.

                (a) LEGEND. The certificates representing the Executive Securities will bear a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF FEBRUARY 6, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN

        EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF FEBRUARY 6, 2004. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                (b) OPINION OF COUNSEL. No holder of Executive Securities may Transfer any Executive Securities (except pursuant to SECTION 3, SECTION 4 or SECTION 6(b) of this Agreement, Section 4 of the Securityholders Agreement or an effective registration statement under the Securities
        Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Executive Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Executive Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Executive Securities that do not bear the Securities Act portion of the legend set forth in SECTION 7(a). If the Company is not required to deliver new certificates for such Executive Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this SECTION 7.

                        PROVISIONS RELATING TO EMPLOYMENT

        8. EMPLOYMENT. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending upon his separation pursuant to SECTION 8(c) hereof (the "EMPLOYMENT PERIOD").

                (a) POSITION AND DUTIES.

                        (i) During the Employment Period, Executive shall serve as the Chief Executive Officer of Employer and shall have the normal duties, responsibilities and authority implied by such position, including, without limitation, the responsibilities associated with all aspects of the daily operations of Employer and the identification, negotiation, completion and integration of any acquisitions made by the Company, Employer or any of their respective Subsidiaries, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the Chief Executive Officer.

                        (ii) Executive shall report to the Board, and Executive shall devote his best efforts and, except as otherwise requested or directed by the Board with respect to services to be provided by the Company or any of its Subsidiaries pursuant to the Transition Services Agreement, his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

                (b) SALARY, BONUS AND BENEFITS. During the Employment Period, Employer will pay Executive a base salary of $425,000 per annum (the "ANNUAL BASE SALARY"). The existing Medtech/Denorex bonus program will continue through the fiscal year ending March 31, 2004. Beginning with fiscal year 2005, the Board shall develop a new bonus program which may incorporate subjective and objective criteria for bonus achievement different from the criteria contained in the existing Medtech/Denorex bonus program; PROVIDED, HOWEVER, THAT the maximum bonus payment potentials to Executive will not be decreased from those provided in the existing Medtech/Denorex bonus program. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management of the Company, Employer and their Subsidiaries, which shall include no less than four (4) weeks paid vacation per calendar year and medical, dental, life and disability insurance. The Board, on a basis consistent with past practice, shall review the Annual Base Salary of Executive and may increase the Annual Base Salary by such amount as the Board, in its sole discretion, shall deem appropriate. The term "Annual Base Salary" as used in this Agreement shall refer to the Annual Base Salary as it may be so increased.

                (c) SEPARATION. The Employment Period will continue until (i) Executive's death, Disability or resignation from employment with the Company, Employer and their respective Subsidiaries or (ii) the Company, Employer and their respective Subsidiaries decide to terminate Executive's employment with or without Cause. If (A) Executive's employment is terminated without Cause pursuant to clause (ii) above or
        (B) Executive resigns from employment with the Company, Employer or any of their respective Subsidiaries for Good Reason, then during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination (the "SEVERANCE PERIOD"), Employer shall pay to Executive, in equal installments on the Employer's regular salary payment dates, an aggregate amount equal to (I) his Annual Base Salary, plus (II) an amount equal to the annual bonus, if any, paid or payable to Executive by Employer for the last fiscal year ended prior to the date of termination. In addition, if Executive is entitled on the date of termination to coverage under the medical and prescription portions of the Welfare Plans, such coverage shall continue for Executive and Executive's covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Executive with respect to those costs paid by Executive prior to the date of termination; PROVIDED, that this coverage will count towards the depletion of any continued health care coverage rights that Executive and Executive's dependents may have pursuant to the Consolidated Omnibus Budget

        Reconciliation Act of 1985, as amended ("COBRA"); PROVIDED further, that Executive's or Executive's covered dependents' rights to continued health care coverage pursuant to this SECTION 8(c) shall terminate at the time Executive or Executive's covered dependents become covered, as described in COBRA, under another group health plan, and shall also terminate as of the date Employer ceases to provide coverage to its senior executives generally under any such Welfare Plan. Notwithstanding the foregoing, (I) Executive shall not be entitled to receive any payments or benefits pursuant to this SECTION 8(c) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer and (II) Executive shall be entitled to receive such payments and benefits only so long as Executive has not breached the provisions of SECTIONS 9 or 10 hereof. The release described in the foregoing sentence shall not require Executive to release any claims for any vested employee benefits, workers compensation benefits covered by insurance or self-insurance, claims to indemnification to which Executive may be entitled under the Company's or its Subsidiaries' certificate(s) of incorporation, by-laws or under any of the Company's or its Subsidiaries' directors or officers insurance policy(ies) or applicable law, or equity claims to contribution from the Company or its Subsidiaries or any other Person to which Executive is entitled as a matter of law in respect of any claim made against Executive for an alleged act or omission in Executive's official capacity and within the scope of Executive's duties as an officer, director or employee of the Company or its Subsidiaries. Not later than eighteen (18) months following the termination of Executive's employment, the Company and its Subsidiaries for which the Executive has acted in the capacity of a senior manager, shall sign and deliver to Executive a release of claims that the Company or its Subsidiaries has against Executive; PROVIDED THAT, such release shall not release any claims that the Company or its Subsidiaries commenced prior to the date of the release(s), any claims relating to matters actively concealed by Executive, any claims to contribution from Executive to which the Company or its Subsidiaries are entitled as a matter of law or any claims arising out of mistaken indemnification by the Company or any of its Subsidiaries. Except as otherwise provided in this SECTION 8(c) or in the Employer's employee benefit plans or as otherwise required by applicable law, Executive shall not be entitled to any other salary, compensation or benefits after termination of Executive's employment with Employer.

        9.      CONFIDENTIAL INFORMATION.

                (a) OBLIGATION TO MAINTAIN CONFIDENTIALITY. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates ("CONFIDENTIAL INFORMATION") are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company's and Employer's business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account (for his commercial advantage or otherwise) any Confidential Information without the Board's written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions to act,
        (ii) was known to Executive prior to Executive's employment with Employer, the Company or any of their Subsidiaries and Affiliates or
        (iii) is required to be disclosed pursuant to any applicable law, court order or other governmental decree. Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

                (b) OWNERSHIP OF PROPERTY. Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company's, Employer's or any of their respective Subsidiaries' or Affiliates' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) ("WORK PRODUCT") belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's, Employer's or such Subsidiary's or Affiliate's ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

                (c) THIRD PARTY INFORMATION. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's, Employer's and their respective Subsidiaries' and Affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of SECTION 9(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or any of their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or any of their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than himself if Executive is on the Board) in writing.

                (d) USE OF INFORMATION OF PRIOR EMPLOYERS. During the Employment Period and thereafter, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive's and which is (x) common knowledge in the industry or (y) otherwise legally in the public domain, (ii) otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

        10. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company's, Employer's and their respective Subsidiaries' trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries. Therefore, Executive agrees that:

                (a) NONCOMPETITION. During the Employment Period and also during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination, he shall not anywhere in the United States, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business (i) competing with a brand of the Company, Employer, Medtech, Denorex, any business acquired by such Persons, or any Subsidiaries of such Persons, representing 10% or more of the consolidated revenues or EBITDA of the Company and its Subsidiaries for the trailing 12 months ending on the last day of the last completed calendar month immediately preceding the date of termination of the Employment Period or (ii) in which the Company, Employer Medtech, Denorex, any business acquired by such Persons, or any Subsidiaries of such Persons has conducted discussions or has requested and received information relating to the acquisition of such business by such Person (x) within one year prior to the Separation and (y) during the Severance Period, if any. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

                (b) NONSOLICITATION. During the Employment Period and also during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or any of their respective Subsidiaries to leave the employ of the Company, Employer or any such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within 180 days after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries (PROVIDED, HOWEVER, THAT such restriction shall not apply for a particular employee if the Company has provided its written consent to such hire, which consent, in the case of any person who was not a key employee of the Company, Employer or any of their respective Subsidiaries, shall not be unreasonably withheld), (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or any such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, Employer or any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has conducted discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two year period immediately preceding a Separation.

                (c) ENFORCEMENT. If, at the time of enforcement of SECTION 9 or this SECTION 10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this

        Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                (d) ADDITIONAL ACKNOWLEDGMENTS. Executive acknowledges that the provisions of this SECTION 10 are in consideration of: (i) employment with the Employer, (ii) the issuance of the Executive Securities by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in SECTION 9 and this SECTION 10 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States and (iii) as part of his responsibilities, Executive will be traveling throughout the United States in furtherance of Employer's business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of SECTION 9 and this SECTION 10 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, Employer and their Subsidiaries now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                               GENERAL PROVISIONS

        11.     DEFINITIONS.

        "AFFILIATE" means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.

        "BOARD" means the Company's board of managers (or its equivalent).

        "CAUSE" means (i) the intentional or knowing commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iii) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries,
(iv) conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute or (v) any breach by Executive of SECTIONS 9 or 10 of this Agreement. Notwithstanding the foregoing, if it is alleged or determined that actions taken by Executive caused the Company, Employer or any of their respective Subsidiaries to engage in illegal activities or operations, the taking of such actions by Executive shall not constitute "Cause" hereunder if Executive had a reasonable and good faith belief that such actions were not in violation of any law, rule, regulation or court order, were in the best interests of the Company, Employer and their respective Subsidiaries and were taken in the ordinary course of business.

        "CLASS A PREFERRED UNITS" means the Class A Preferred Units, as defined in the LLC Agreement.

        "CLOSING DATE" has the meaning set forth in the Stock Purchase
Agreement.

        "CREDIT AGREEMENT" means that certain Credit Agreement dated as of the date hereof, by and among Medtech Acquisition, Inc., Denorex Acquisition, Inc., Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., the financial institutions parties thereto and the other parties named therein, as the same may be amended, supplemented or otherwise modified from time to time, at any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original agent or lenders or another agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit agreement).

        "DEBT" has the meaning set forth in the Credit Agreement.

        "DENOREX" means The Denorex Company, a Delaware corporation.

        "DENOREX COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of Denorex.

        "DENOREX COMMON STOCK VALUE" means the portion of the Denorex Equity Purchase Price allocable to each share of Denorex Common Stock.

        "DENOREX EQUITY PURCHASE PRICE" has the meaning set forth in the Stock Purchase Agreement.

        "DENOREX STOCKHOLDERS AGREEMENT" means the Stockholders Agreement of The Denorex Company, dated November 6, 2006, among Denorex and its stockholders.

        "DISABILITY" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive's duties as determined by the Board in good faith.

        "DISTRIBUTION OFFSET AND CONTRIBUTION OBLIGATION" means the offset and contribution obligations set forth in Section 4.1(b) of the LLC Agreement with respect to Executive's distributions thereunder.

        "EBITDA" has the meaning set forth in the Credit Agreement.

        "EQUITY EQUIVALENTS" means, at any time, without duplication with any other Equity Securities or Equity Equivalents, any rights, warrants, options, convertible securities or Debt, exchangeable securities or Debt, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Equity Securities and securities convertible or exchangeable into Equity Securities, whether at the time of issuance or upon the passage of time or the occurrence of a future event.

        "EQUITY SECURITIES" means all shares or units of Common Units, Class A Preferred Units, Class B Preferred Units and other Units (as defined in the LLC Agreement) or other equity interests in the Company (including other classes or series thereof having different rights) as may be authorized for issuance by the Company from time to time. Equity Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Equity Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor in accordance with Section 15.7 of the LLC Agreement, or
(iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering.

        "EXECUTIVE SECURITIES" means all Class B Preferred Units and Common Units acquired by Executive hereunder. Executive Securities will continue to be Executive Securities in the hands of any holder other than Executive (except for the Company, the Investors and transferees in a Public Sale, which transferees, other than as provided in SECTION 3(b)(ii) above, shall not be subject to the provisions of this Agreement with respect to such securities), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to Executive as a holder of Executive Securities hereunder. Executive Securities (or, individually, any particular type of equity security included therein) will also include equity securities of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Executive Securities (or, individually, any particular type of equity security included therein) (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor in accordance with Section 15.7 of the LLC Agreement or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. For the avoidance of doubt, all Unvested Common Units shall remain Unvested Common Units after a Transfer thereof, unless such Transfer is to the Company, an Investor or a transferee in a Public Sale.

        "FAIR MARKET VALUE" of each unit of Executive Securities or other Equity Securities, as the case may be (as applicable, the "APPLICABLE SECURITIES"), means the average of the closing prices of the sales of such Applicable Securities on all securities exchanges on which such Applicable Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Applicable Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Applicable Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Applicable Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Applicable Securities as determined in good faith by the Board (taking into account, as of such date of determination, Executive's Distribution Offset and Contribution Obligation). If Executive reasonably disagrees with such determination, Executive shall deliver to the Board a written notice of objection (an "OBJECTION") within thirty (30) days after delivery of the Separation Repurchase Notice (or if no Separation Repurchase Notice is delivered, then within thirty (30) days after delivery of the Supplemental Separation Repurchase Notice), the Dilution Repurchase Notice, the Company Separation Purchase Price Notice or the Company Preferred Purchase Price Notice, as applicable. Upon receipt of Executive's Objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 20 days after the delivery of the Objection, Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 25 days after delivery of the Objection, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party's list of firms, and the appraiser shall be selected by lot from the remaining four investment banking firms. The expenses of such appraiser shall be borne equally by Executive and the Company. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

        "FAMILY GROUP" means a Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person.

        "GOOD REASON" means (i) any material diminution in Executive's position, title, authority, powers, functions, duties or responsibilities with Employer,
(ii) the permanent relocation or transfer of Employer's principal office outside a 30 mile radius from

Irvington, New York or (iii) any failure of Employer to comply with the Annual Base Salary and bonus provisions of SECTION 8(b) hereof.

        "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time pursuant to its terms.

        "MAXIMUM NUMBER OF PUT CLASS B PREFERRED UNITS" means the product of (i) the number of Class B Preferred Units acquired by Executive hereunder and held of record and beneficially by Executive as of the date of the Preferred Put Event, multiplied by (ii) a fraction (A) the numerator of which is the number of Class B Preferred Units that remain unpurchased by the Equity Investors on the date of the Preferred Put Event pursuant to Section 1B of the Purchase Agreement and (B) the denominator of which is the total number of Class B Preferred Units to be purchased by the Equity Investors pursuant to Section 1B of the Purchase Agreement.

        "MEDTECH" means Medtech Holdings, Inc., a Delaware corporation.

        "MEDTECH COMMON STOCK" means the Class A-2 Common Stock, par value $0.01 per share, of Medtech.

        "MEDTECH COMMON STOCK VALUE" means the portion of the Medtech Equity Purchase Price allocable to each share of Medtech Common Stock.

        "MEDTECH EQUITY PURCHASE PRICE" has the meaning set forth in the Stock Purchase Agreement.

        "MEDTECH STOCKHOLDERS AGREEMENT" means the Stockholders Agreement of Medtech, dated March 1, 2001, among Medtech and its stockholders.

        "ORIGINAL COST" means, with respect to each Common Unit purchased hereunder, $0.10, and, with respect to each Class B Preferred Unit purchased hereunder, $1,000 (each as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

        "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

        "PREFERRED PUT EVENT" means the first to occur of the following events:
(i) the receipt by Executive from the Equity Investors of an acknowledgment in writing that the Equity Investors will not purchase all of the Class B Preferred Units contemplated to be purchased by the Equity Investors pursuant to Section 1B of the Purchase Agreement, (ii) the execution and delivery of a definitive agreement to consummate a Sale of the Company if at the time of such occurrence the Equity Investors have not previously acquired all of the Class B Preferred Units contemplated to be purchased by the Equity Investors pursuant to Section 1B of the Purchase Agreement or (iii) a Public Offering if at the time of such occurrence the Equity Investors have not previously acquired all of the Class B Preferred Units contemplated to be purchased by the Equity Investors pursuant to Section 1B of the Purchase Agreement.

        "PRO FORMA EBITDA" means, for each month during the applicable period, an amount equal to (i) with respect to fiscal years 2004 through 2008, the monthly EBITDA projections set forth on EXHIBIT B attached hereto, and (ii) with respect to each fiscal year following fiscal year 2008, the monthly EBITDA projections prepared by or on behalf of management of the Company and approved by the Board or a committee thereof, as such EBITDA projections under clauses
(i) and (ii) above may subsequently be adjusted, with the approval of the Board, to reflect subsequent acquisitions or dispositions of businesses or other events, circumstances or occurrences that affect such projections. If EBITDA projections are determined on an annual (and not a monthly) basis for any fiscal year, then monthly EBITDA projections for each month during such fiscal year shall equal the quotient of the annual EBITDA projection for such fiscal year divided by 12.

        "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

        "PUBLIC SALE" means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

        "PURCHASER" has the meaning set forth in the Purchase Agreement.

        "PUT ELECTION PERIOD" means the period of time commencing on the date, as applicable, on which the Preferred Put Event Notice is received by Executive or on which the Separation Put Event occurs and expiring at 5:00 p.m., Chicago, Illinois time, on the 20th business day thereafter for all Separation Put Events other than death and Disability. If the Separation Put Event is triggered by the Executive's death or Disability, the Put Election Period will be extended to 45 business days.

        "PUT EVENT DATE" means the date on which a Separation Put Event or a Preferred Put Event, as applicable, occurs.

        "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; PROVIDED that a Public Offering shall not constitute a Sale of the Company.

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

        "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement, dated as of even date herewith, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

        "SEPARATION" means the cessation of employment of Executive with the Company, Employer and their respective Subsidiaries for any reason.

        "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, made as of January 7, 2004, among Medtech, Denorex, each stockholder of Medtech, each stockholder of Denorex, Medtech Acquisition, Inc., and Denorex Acquisition, Inc.

        "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "SUBSIDIARY" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

        "SUBSIDIARY PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of equity securities of Employer or another Subsidiary of the Company.

        "SUBSTANTIAL UNDERPERFORMANCE" means the occurrence or existence of either or both of the following: (i) at any time during the 12-month period ending on and including the date of termination of the Employment Period (A) a default, whether or not cured, caused by the failure to make any Material Payment of any Debt (unless a clerical error caused such failure and such failure was cured immediately upon discovery), (B) any other material event of default (after giving effect to any applicable grace period) relating to any Material Debt the effect of which default is to cause, or to permit the holder or holders of such Material Debt (or a trustee or agent on behalf of such holder or holders) to cause, any such Material Debt to become due prior to its stated maturity (without regard to any subordination provisions relating thereto) or
(C) any Material Debt shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof or (ii) as of the date of the termination of the Employment Period, EBITDA for the 12-month period ending on the last day of the last completed calendar month immediately preceding the date of the termination of the Employment Period equals an amount less than 85% of aggregate Pro Forma EBITDA for the same 12-month period. For purposes of this definition, "Debt" shall mean, as of any date of determination, any Debt of the Company, Employer or any of their respective Subsidiaries; "Material Payment" shall mean any payment equal to or greater than $100,000; and "Material Debt" shall mean any Debt having an outstanding principal balance in excess of $3 million.

        "TCW/CRESCENT LENDERS" means collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware business trust, and TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership, any of their Affiliates or any investment fund for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

        "TCW/CRESCENT PURCHASERS" means collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware business trust, and TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership, any of their Affiliates or any investment fund for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

        "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

        "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement, dated as of even date herewith, by and among The Spic and Span Company, a Delaware corporation, and Medtech.

        "WELFARE PLANS" mean the welfare benefit plans, practices, policies and programs provided by Employer to the extent applicable generally to other senior executives of the Company.

        12. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                IF TO EMPLOYER:

                        Medtech/Denorex Management, Inc.
                        90 North Broadway
                        Irvington, New York 10533
                        Attention: Chief Executive Officer

                        WITH COPIES TO:

                        GTCR Golder Rauner II, L.L.C.
                        6100 Sears Tower
                        Chicago, Illinois 60606-6402
                        Attention: David A. Donnini and Vincent J. Hemmer

                        Kirkland & Ellis LLP
                        200 East Randolph Drive
                        Chicago, Illinois 60601
                        Attention: Stephen L. Ritchie, P.C.

                IF TO THE COMPANY:

                        Medtech/Denorex, LLC
                        90 North Broadway
                        Irvington, New York 10533
                        Attention: Chief Executive Officer

                        WITH COPIES TO:

                        GTCR Golder Rauner II, L.L.C.
                        6100 Sears Tower
                        Chicago, Illinois 60606-6402
                        Attention: David A. Donnini and Vincent J. Hemmer

                        Kirkland & Ellis LLP
                        200 East Randolph Drive
                        Chicago, Illinois 60601
                        Attention: Stephen L. Ritchie, P.C.

                IF TO EXECUTIVE:

                        Peter C. Mann
                        P.O. Box 66
                        Clinton Corners, New York 12514

                        WITH A COPY TO:

                        Ford Marrin Esposito Witmeyer & Gleser LLP
                        Wall Street Plaza
                        New York, New York 10005-1875
                        Attention: James M. Adrian

                IF TO THE INVESTORS:

                        See the attached INVESTOR NOTICE SCHEDULE.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this

Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

        13.     GENERAL PROVISIONS.

                (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such equity for any purpose.

                (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, but not limited to, the Employment Letter Agreement, dated February 1, 2001, between Executive and The Spic and Span Company.

                (d) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                (e) COUNTERPARTS. This Agreement may be executed and delivered in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                (f) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Securities); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Securities hereunder.

                (g) CHOICE OF LAW. The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                (h) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

                (i) EXECUTIVE'S COOPERATION. During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). In the event the Company requires Executive's cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Executive for his time at a rate that is mutually agreeable to Executive and the Company.

                (j) REMEDIES. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                (k) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Majority Holders (as defined in the Purchase Agreement).

                (l) INSURANCE. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

                (m) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                (n) INDEMNIFICATION AND REIMBURSEMENT OF PAYMENTS ON BEHALF OF EXECUTIVE. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("TAXES") imposed with respect to Executive's compensation or other payments from the Company or any of its Subsidiaries or Executive's ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

                (o) REASONABLE EXPENSES. Employer agrees to pay the reasonable fees and expenses of Executive's counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

                (p) TERMINATION. This Agreement (except for the provisions of SECTIONS 8(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

                (q) ADJUSTMENTS OF NUMBERS. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

                (r) DEEMED TRANSFER OF EXECUTIVE SECURITIES. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor have been delivered as required by this Agreement.

                (s) NO PLEDGE OR SECURITY INTEREST. The purpose of the Company's retention of Executive's certificates is solely to facilitate the repurchase provisions set forth in SECTIONS 3 and 4 herein and Section 4 of the Securityholders Agreement and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

                (t) RIGHTS GRANTED TO GTCR FUND VIII AND ITS AFFILIATES. Any rights granted to GTCR Fund VIII, GTCR Fund VIII/B, GTCR Co-Invest and their Affiliates hereunder may also be exercised (in whole or in part) by their designees.

                (u) SUBSIDIARY PUBLIC OFFERING. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any "preferred" features of the units with respect to which they were distributed) the units with respect to which they were distributed for purposes of SECTIONS 1(g), 2, 3, 4, 5, 6 and 7 hereof and, in connection therewith, such Subsidiary may be treated as the Company for purposes of the Company's rights with respect to such securities.

                                    * * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.

                                 MEDTECH/DENOREX, LLC

                                 By:  /S/ AARON S. COHEN
                                    -----------------------------
                                 Name:    Aaron S. Cohen
                                      ---------------------------
                                 Title:  Secretary
                                       --------------------------

                                 MEDTECH/DENOREX MANAGEMENT, INC.

                                 By:    /S/ PETER J. ANDERSON
                                    -----------------------------
                                 Name:   Peter J. Anderson
                                      ---------------------------
                                 Title:  Vice President
                                       --------------------------

                                 /S/ PETER C. MANN
                                 --------------------------------
                                 PETER C. MANN

Agreed and Accepted:

GTCR FUND VIII, L.P.

By:      GTCR Partners VIII, L.P.
Its:     General Partner

By:      GTCR Golder Rauner II, L.L.C.
Its:     General Partner

By:  /S/ DAVID A. DONNINI
   -----------------------------------
Name:    David A. Donnini
Its:     Principal


GTCR FUND VIII/B, L.P.

By:      GTCR Partners VIII, L.P.
Its:     General Partner

By:      GTCR Golder Rauner II, L.L.C.
Its:     General Partner

By:  /S/ DAVID A. DONNINI
   -----------------------------------
Name:    David A. Donnini
Its:     Principal


    [MEDTECH/DENOREX: SIGNATURE PAGE TO SENIOR MANAGEMENT AGREEMENT (PETER C.
                                     MANN)]

GTCR CO-INVEST II, L.P.

By:      GTCR Golder Rauner II, L.L.C.
Its:     General Partner

By:  /S/ DAVID A. DONNINI
   -----------------------------------
Name:    David A. Donnini
Its:     Principal


GTCR CAPITAL PARTNERS, L.P.

By:      GTCR Mezzanine Partners, L.P.
Its:     General Partner

By:      GTCR Partners VI, L.P.
Its:     General Partner

By:      GTCR Golder Rauner, L.L.C.
Its:     General Partner

By:  /S/ DAVID A. DONNINI
   -----------------------------------
Name:    David A. Donnini
Its:     Principal


TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III
   NETHERLANDS, L.P.

By:  TCW/Crescent Mezzanine
     Management III, L.L.C.,
     its Investment Manager

By:  TCW Asset Management Company,
     its Sub-Advisor


By:  /S/ TIMOTHY P. COSTELLO
   -----------------------------------
Name:    Timothy P. Costello
Its:     Managing Director


    [MEDTECH/DENOREX: SIGNATURE PAGE TO SENIOR MANAGEMENT AGREEMENT (PETER C.
                                     MANN)]

                                                                       EXHIBIT A

                                                                __________, 2004

                    PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP
                      INTEREST IN GROSS INCOME PURSUANT TO
                   SECTION 83(b) OF THE INTERNAL REVENUE CODE

        On February [__], 2004, the undersigned acquired a limited liability company membership interest (the "MEMBERSHIP INTEREST") in Medtech/Denorex, LLC, a Delaware limited liability company (the "COMPANY"), for $[________]. Pursuant to the Operating Agreement of the Company, the undersigned is entitled to an interest in Company capital exactly equal to the amount paid therefor and an interest in Company profits.

        Based on current Treasury Regulation Section1.721-1(b), Proposed Treasury Regulation Section1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest to the undersigned is subject to the provisions of Section83 of the Internal Revenue Code (the "CODE"). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code Section83(b) at the time the undersigned acquired the Membership Interest.

        Therefore, pursuant to Code Section83(b) and Treasury Regulation Section1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2004 the excess (if any) of the value of the Membership Interest on [_____], 2004 over the purchase price thereof.

        The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

1.      The name, address and social security number of the undersigned:

                [NAME]
                [ADDRESS]
                [SSN]

2. A description of the property with respect to which the election is being made: A membership interest in the Company entitling the undersigned to an interest in the Company's capital exactly equal to the amount paid therefor and ___% of the Company's profits.

3. The date on which the Membership Interest was transferred: [_____], 2004. The taxable year for which such election is made: 2004.

4. The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the units will be subject to repurchase by the Company at the lower of cost or market value.

5. The fair market value on [_____], 2004 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $[AMOUNT PAID OR TO BE PAID].

6.      The amount paid or to be paid for such property: $[AMOUNT PAID OR TO BE
PAID]

                                    * * * * *

        A copy of this election is being furnished to the Company pursuant to Treasury Regulation Section 1.83-2(e)(7). A copy of this election will be submitted with the 2003 federal income tax return of the undersigned pursuant to Treasury Regulation Section 1.83-2(c).

Dated: [_____], 2004


                                      ------------------------------------------
                                      [NAME]

                                                                       EXHIBIT B

                                     EBITDA

Fiscal Year                              Annual EBITDA
-----------                              -------------
2004                                     $  30,665,000
2005                                     $  34,722,000
2006                                     $  38,468,000
2007                                     $  42,547,000
2008                                     $  46,626,000

                            INVESTOR NOTICE SCHEDULE

IF TO GTCR FUND VIII, L.P., GTCR FUND VIII/B, L.P. OR GTCR CO-INVEST II, L.P.: c/o GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, IL 60606-6402
Attention:   David A. Donnini and Vincent J. Hemmer

WITH A COPY TO:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention: Stephen L. Ritchie, P.C.

IF TO GTCR CAPITAL PARTNERS:

GTCR Capital Partners, L.P.
6100 Sears Tower
Chicago, IL 60606-6402
Attention: Barry Dunn

WITH A COPY TO:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Attention: Stephen L. Ritchie, P.C.

IF TO THE TCW/CRESCENT LENDERS AND/OR TCW/CRESCENT PURCHASERS:

TCW/Crescent Mezzanine Partners III, L.P.
TCW/Crescent Mezzanine Trust III
TCW/Crescent Mezzanine Partners III Netherlands, L.P.
c/o TCW/Crescent Mezzanine, L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Timothy P. Costello
Telecopier No.: (214) 740-7382

WITH A COPY TO:

Gardere Wynne Sewell LLP
3000 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201
Attention: Gary B. Clark
Telecopier No.: (214) 999-4667

                                SCHEDULE 1(g)(vi)

EXECUTIVE:                            DOCUMENTS PARTY TO/BOUND BY:
----------                            ----------------------------
Peter C. Mann                         Spic and Span Employee Agreement
                                      Spic and Span Termination Agreement